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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                               -----------------
                                  FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           PRENTISS PROPERTIES TRUST
            (Exact name of registrant as specified in its charter)

        Maryland                                             75-2661588
(State of incorporation                                   (I.R.S. employer
   or organization)                                     identification no.)


     1717 Main Street, Suite 5000
            Dallas, Texas                                       10166
(Address of principal executive offices)                     (Zip Code)


                           ------------------------

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

   Title of each class                         Name of each exchange on which
   to be so registered                         each class is to be registered

Common Shares of beneficial interest,          The New York Stock Exchange
$0.01 par value per share

      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                     None
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The description of Prentiss Properties Trust's (the "Registrant") common shares of beneficial interest Common Stock to be registered, under the heading "Description of Shares of Beneficial Interest" in the Registrant's Registration Statement on Form S-11 (No. 333-9863), filed under the Securities Act of 1933, as amended, is incorporated herein by reference.

ITEM 2.   EXHIBITS.

        Pursuant to the requirements of Instruction II to Item 2 of the General Instructions as to the Use of Form 8-A for registration of securities pursuant to Section 12(b) of the Act, the following exhibits were filed with each copy of this registration statement filed with The New York Stock Exchange:

        1.  The Registrant's Amended and Restated Articles of Incorporation.

        2.  The Registrant's Bylaws.

        3. A specimen of the Registrant's certificate of common share of beneficial interest.


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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        PRENTISS PROPERTIES TRUST


Date: September 26,1996                 By: /s/ Thomas F. August
                                           -------------------------------------
                                           Thomas F. August
                                           President and Chief Operating Officer